United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2024

CADRE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40698	38-3873146
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

13386 International Pkwy
Jacksonville, Florida	32218
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 741-5400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.0001	CDRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.    Entry into a Material Definitive Agreement

On March 14, 2024, Cadre Holdings, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”), among the Company, Kanders SAF, LLC, a Delaware limited liability company and a stockholder of the Company (the “Selling Stockholder”), and BofA Securities, Inc. (“BofA”), as representative of the several underwriters named therein (collectively, the “Underwriters”), relating to the primary public offering (the “Primary Offering”) of 2,200,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) by the Company and the secondary offering (the “Secondary Offering” and together with the Primary Offering, collectively hereinafter referred to as the “Offering”) of 1,438,127 shares of Common Stock by the Selling Stockholder, at a price to the public of $35.00 per share. The Selling Stockholder is wholly-owned by Mr. Warren B. Kanders, who is the Chairman of the Company’s Board of Directors and the Chief Executive Officer of the Company.

The Underwriters received an underwriting discount of $1.575 per share, in connection with the sale of the shares of Common Stock in the Offering. The net proceeds to the Company from the Primary Offering, before expenses, were approximately $73,535,000. The Company intends to use the net proceeds that it receives in the Primary Offering for general corporate purposes. The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholder in the Secondary Offering.

In addition, the Company granted the Underwriters a 30-day option to purchase up to 545,719 additional shares of Common Stock on the same terms and conditions as provided in the Underwriting Agreement. The closing of the Offering occurred on March 19, 2024.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, indemnification rights and obligations of the parties and termination provisions. Pursuant to the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain specified types of liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), to contribute to payments the Underwriters may be required to make in respect of those liabilities and to reimburse the Underwriters for certain expenses.

An affiliate of BofA acts as syndication agent, issuing lender and lender under the Company’s credit agreement. Additionally, in the ordinary course of business, some of the Underwriters or their affiliates have from time to time in the past provided, and may from time to time in the future provide, investment banking services and/or financing to us for which they have in the past received, and may in the future receive, customary fees.

The shares of Common Stock were offered and sold pursuant to the Company’s registration statement on Form S-3 (File No. 333-271328) (the “Initial Registration Statement”) and the Registration Statement on Form S-3 MEF (File No. 333-277958) filed with the Securities and Exchange Commission (the “Commission”) and the final prospectus filed with the Commission pursuant to Rule 424(b)(5) of the Securities Act on March 18, 2024. The Initial Registration Statement was declared effective by the Commission on June 1, 2023.

The foregoing description of the material terms of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

In connection with the Offering, Kane Kessler, P.C. has provided the Company with an opinion regarding the legality of the shares of Common Stock. A copy of the opinion is attached to this report as Exhibit 5.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

1.1	Underwriting Agreement, dated as of March 14, 2024, by and among Cadre Holdings, Inc., Kanders SAF, LLC, and BofA Securities, Inc., as representative of the several underwriters named therein.

5.1	Opinion of Kane Kessler, P.C.

23.1	Consent of Kane Kessler, P.C. (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2024

CADRE HOLDINGS, INC.

By:	/s/ Blaine Browers
Name:	Blaine Browers
Title:	Chief Financial Officer